As filed with the Securities and Exchange Commission on March 2, 2009

Registration No. 333-139440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

POST-EFFECTIVE AMENDMENT NO.4

to

FORM S-1

on FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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NextWave Wireless Inc.

(Exact name of registrant as specified in its charter)

_____________

Delaware	3663	20-5361360
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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12670 High Bluff Drive

San Diego, California 92130

(858) 480-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. Cassou

Executive Vice President - Corporate Development and Chief Legal Counsel

NextWave Wireless Inc.

12670 High Bluff Drive

San Diego, California 92130

(858) 480-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________

Copies to:

Marita Makinen, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act. check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

On December 18, 2006, NextWave Wireless, Inc. (the “Registrant”), filed a registration statement on Form S-1, Registration Number 333-139440 (the “Registration Statement”), with the Securities and Exchange Commission to register the resale by the selling stockholders named in the Registration Statement of 4,110,382 shares of common stock of the Registrant (the “Common Stock”) issued or issuable upon the exercise of warrants. On July 27, 2007, the Registrant filed Post-Effective Amendment No. 3 to the Registration Statement to convert such registration statement into a registratation statement on Form S-3.

The Registrant is filing this Post-Effective Amendment No. 4 to the Registration Statement to deregister all of the Common Stock. The Registrant is seeking to deregister the Common Stock because its obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreements with the selling stockholders has expired. The Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Common Stock registered under the Registration Statement that has not been resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 2, 2009.

NextWave Wireless Inc.

By:	/s/ Frank A. Cassou

Frank A. Cassou

Executive Vice President - Corporate Development

and Chief Legal Counsel, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 2, 2009.

Name	Title
*	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
Allen Salmasi

*	Executive Vice President – Chief Financial Officer (Principal Financial Officer)
George C. Alex

*	Executive Vice President – Chief Accounting Officer (Principal Accounting Officer)
Francis J. Harding

*	Director
James C. Brailean

*	Director
Douglas F. Manchester

*	Director
Jack Rosen

*	Director
Robert T. Symington

*	Director
William H. Webster

*By:/s/ Frank A. Cassou Frank A. Cassou As Attorney-in-Fact